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                                                                   EXHIBIT 23(e)

                   CONSENT OF MORGAN KEEGAN & COMPANY, INC.

Pursuant to the penultimate paragraph of our letter to the Board of Directors of First Citizens Corporation dated January 25, 1999, we hereby consent to the use of our opinion attached as Appendix B to the Registration Statement on Form S-4 of BB&T Corporation, and confirmed as of this date, and to the references to such opinion and to our firm contained in the section titled "-Opinion of Financial Advisor to First Citizens" of the proxy statement/prospectus that is a part of said Registration Statement.




      May 19, 1999                             /s/ MORGAN KEEGAN & COMPANY, INC.